Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS
Diluted Earnings Per Share Up 40 Percent Year-over-Year
Full-Year Private Education Loan Originations of $4.3 Billion
Private Education Loan Portfolio Grows to $10.5 Billion, Up 28 Percent Year-over-Year

NEWARK, Del., Jan. 20, 2016 — Sallie Mae (NASDAQ: SLM), formally SLM Corporation, today released fourth-quarter 2015 and full-year 2015 financial results. In 2015, the company increased diluted earnings per share 40 percent year-over-year to $.59 (including $.20 attributable to gains on sales of loans), grew private education loan originations 6 percent to $4.3 billion, and expanded its private education loan portfolio size 28 percent to $10.5 billion, all compared to 2014.
“We met or exceeded all of our goals in 2015, our first full year of operation. Even more gratifying, we helped 333,000 students make college happen. With infrastructure investments and service enhancements in place to improve our customers’ experience, we are better positioned than ever to serve families as they save, plan, and pay for college, and remain on an upward growth trajectory,” said Raymond Quinlan, chairman and CEO. “Concerns about capital market conditions and regulatory issues continue to weigh on our market valuation. We strongly believe those concerns are exaggerated and will clear up over the course of 2016.”
For the fourth-quarter 2015, GAAP net income was $90 million, up from $20 million in the year-ago quarter. GAAP net income attributable to the company's common stock was $85 million ($.20 diluted earnings per share) in the fourth-quarter 2015, up from $15 million ($.03 diluted earnings per share) in the year-ago quarter. The year-over-year increase was primarily attributable to a $37-million increase in net interest income, a $58-million increase in gains on sales of loans, and a $4-million decrease in total expenses, which were offset by a $30-million increase in income tax expense.
For 2015, GAAP net income was $274 million, up from $194 million in 2014. GAAP net income attributable to the company's common stock was $255 million ($.59 diluted earnings per share) in 2015, up from $181 million ($.42 diluted earnings per share) in 2014.
Fourth-quarter 2015 results vs. fourth-quarter 2014 included:

•	Private education loan originations of $575 million, up 3 percent.

•	Net interest income of $188 million, up 25 percent.

•	Net interest margin of 5.48 percent, up 47 basis points.

•	Average private education loans outstanding of $10.6 billion, up 31 percent.

•	Average yield on the private education loan portfolio was 7.84 percent, down 23 basis points.

•	Private education loan provision for loan losses was $29 million, down from $30 million.

•	Loans in forbearance were 3.4 percent of private education loans in repayment and forbearance.

•	Delinquencies as a percentage of private education loans in repayment were 2.2 percent.
In connection with the Navient Corporation spin-off, the company changed its policy to charge off loans after 120 days of delinquency and changed its loss emergence period from two years to one year to reflect both the shorter charge-off policy and its related servicing practices. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.
Core earnings for the fourth-quarter 2015 were $90 million, up from $20 million in the year-ago quarter. Core earnings attributable to the company's common stock were $85 million ($.20 diluted earnings per share) in the fourth-quarter 2015, up from $15 million ($.03 diluted earnings per share) in the year-ago quarter.

Core earnings for 2015 were $273 million, up from $195 million for 2014. Core earnings attributable to the company's common stock were $254 million ($.59 diluted earnings per share) for 2015, up from $182 million ($.42 diluted earnings per share) for 2014.
Sallie Mae provides core earnings because it is one of several measures used to evaluate management performance and allocate corporate resources. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP, but not in core earnings results. Management believes its derivatives are effective economic hedges, and, as such, they are a critical element of the company's interest rate risk management strategy. Fourth-quarter 2015 and full-year 2015 GAAP results included $348 thousand and $1.8 million, respectively, of pre-tax gains from derivative accounting treatment that are excluded from core earnings results, vs. pre-tax losses of $62 thousand and $1.7 million, respectively, in the year-ago periods.
Total Expenses
Total expenses were $85 million in fourth-quarter 2015 (reflecting a $1 million credit to reorganization expenses), compared with $88 million in the year-ago quarter (which included $10 million of reorganization expenses).
Total expenses were $356 million for the full-year 2015 (including $5 million of reorganization expenses), compared with $316 million in 2014 (which included $38 million of reorganization expenses). The year-over-year increase in total expenses was primarily the result of increased personnel costs related to being a stand-alone company and an increase in loans serviced for the company and third parties. In addition, the company made investments in its servicing operation to improve customer service, such as expanding weekend service hours and improving response times.
Income Tax Expense
The effective income tax rate decreased to 37.9 percent in fourth-quarter 2015 from 55.4 percent in the year-ago quarter. In fourth-quarter 2014, the company recorded a net reserve of $7 million for uncertain historical tax positions, which contributed to an increase in the effective tax rate to 55.4 percent. Absent these adjustments, the company’s effective tax rate would have been approximately 39 percent in fourth-quarter 2014. The additional decline in the effective tax rate for the fourth-quarter 2015 was the result of lower effective state tax rates in fourth-quarter 2015.
The company’s effective tax rate decreased to 37.5 percent in 2015 from 41.9 percent in 2014. The decrease in the effective tax rate for 2015 was primarily the result of the additional reserves recorded in fourth-quarter 2014 related to uncertain historical tax positions and lower effective state tax rates in fourth-quarter 2015.
Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines for institutions considered “well capitalized.” At Dec. 31, 2015, Sallie Mae Bank’s regulatory capital ratios were as follows:

	Dec. 31, 2015	Well Capitalized Regulatory Requirements
Tier 1 leverage	12.3 percent	5.0 percent
Tier 1 risk-based capital	14.4 percent	8.0 percent
Total risk-based capital	15.4 percent	10.0 percent
Common equity Tier 1 risk-based capital	14.4 percent	6.5 percent
Deposits
Deposits at the company totaled $11.5 billion ($7.3 billion in brokered deposits and $4.2 billion in retail and other deposits) at Dec. 31, 2015, compared to $10.5 billion ($6.7 billion in brokered deposits and $3.8 billion in retail and other deposits) at Dec. 31, 2014. The increase was primarily driven by growth in brokered and other money market deposits and brokered CDs.

Guidance
The company expects 2016 results to be as follows:

•	Full-year diluted core earnings per share between $.49 and $.51.

•	Full-year private education loan originations of $4.6 billion.

•	Full-year operating efficiency ratio improvement of 8-10 percent.

***
Sallie Mae will host an earnings conference call tomorrow, Jan. 21, 2016, at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 3903581 starting at 7:45 a.m. EST. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Feb. 3, 2016, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 3903581.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 26, 2015) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; failures to successfully implement cost-cutting and restructuring initiatives and adverse effects of such initiatives on the company's business; risks associated with restructuring initiatives; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of its customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of its earning assets versus its funding arrangements; rates of prepayments on the loans made by the company and its subsidiaries; changes in general economic conditions and the company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.
The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts. These are recognized in GAAP, but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.
For additional information, see “Management's Discussion and Analysis of Financial Condition and Results of Operations — GAAP Consolidated Earnings Summary -‘Core Earnings’ ” in the company’s Form 10-Q for the quarter ended September 30, 2015 for a further discussion and the “‘Core Earnings’ to GAAP Reconciliation” table in this press release for a complete reconciliation between GAAP net income and “Core Earnings.”

Year-over-year private education loan portfolio performance continues to be affected by changes in the company’s business practices undertaken in connection with the Navient Corporation spin-off. Most notably, the company changed its policy to charge off loans after 120 days of delinquency and changed its loss emergence period from two years to one year to reflect both the shorter charge-off policy and its related servicing practices. A loss emergence period represents the expected period between the first occurrence of an event likely to cause a loss on a loan and the date the loan is expected to be charged off, taking into consideration account management practices that affect the timing of a loss, such as the usage of forbearance. Prior to the spin-off, Sallie Mae Bank also sold all loans past 90 days delinquent to an entity that is now a subsidiary of Navient Corporation. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.

***

Sallie Mae (NASDAQ: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, Upromise rewards, scholarship search, college financial planning tools, and online retail banking. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@salliemae.com, Rick Castellano, 302-451-2541, rick.castellano@salliemae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@salliemae.com
###

Selected Financial Information and Ratios
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data and percentages)	2015	2014	2015	2014

Net income attributable to SLM Corporation common stock	$84,856	$14,862	$254,689	$181,286
Diluted earnings per common share attributable to SLM Corporation	$0.20	$0.03	$0.59	$0.42
Weighted average shares used to compute diluted earnings per share	431,531	432,108	432,234	432,269
Return on assets	2.49%	0.62%	2.04%	1.68%
Operating efficiency ratio - old method(1)	37%	59%	44%	43%
Operating efficiency ratio - new method(2)	43%	48%	47%	45%

Other Operating Statistics
Ending Private Education Loans, net	$10,515,505	$8,246,647	$10,515,505	$8,246,647
Ending FFELP Loans, net	1,115,086	1,263,139	1,115,086	1,263,139
Ending total education loans, net	$11,630,591	$9,509,786	$11,630,591	$9,509,786

Average education loans	$11,707,966	$9,355,797	$10,998,776	$8,916,853
_________
(1) Operating efficiency ratio is calculated as total expenses, excluding restructuring costs, divided by net interest income (after provision for credit losses) and other income.
(2) As shown here, in 2016 the company will change its calculation of operating efficiency ratio in future disclosures to investors to better reflect the ongoing efficiency of the company, as well as to be more consistent with the calculation used by our peers. The revised calculation is total expenses, excluding restructuring costs, divided by net interest income (before provision for credit losses) and other income, excluding gains on sales of loans.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$2,416,219	$2,359,780
Available-for-sale investments at fair value (cost of $196,402 and $167,740, respectively)	195,391	168,934
Loans held for investment (net of allowance for losses of $112,507 and $83,842, respectively)	11,630,591	9,509,786
Restricted cash and investments	27,980	4,804
Other interest-earning assets	54,845	72,479
Accrued interest receivable	564,496	469,697
Premises and equipment, net	81,273	78,470
Acquired intangible assets, net	1,745	3,225
Tax indemnification receivable	186,076	240,311
Other assets	55,482	64,757
Total assets	$15,214,098	$12,972,243

Liabilities
Deposits	$11,487,707	$10,540,555
Short-term borrowings	500,175	—
Long-term borrowings	579,101	—
Income taxes payable, net	166,662	191,499
Upromise related liabilities	275,384	293,004
Other liabilities	108,746	117,227
Total liabilities	13,117,775	11,142,285

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series A: 3.3 million and 3.3 million shares issued, respectively, at stated value of $50 per share	165,000	165,000
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 430.7 million and 424.8 million shares issued, respectively	86,136	84,961
Additional paid-in capital	1,135,860	1,090,511
Accumulated other comprehensive loss (net of tax benefit of $9,949 and $7,186, respectively)	(16,059)	(11,393)
Retained earnings	366,609	113,066
Total SLM Corporation stockholders' equity before treasury stock	2,137,546	1,842,145
Less: Common stock held in treasury at cost: 4.4 million and 1.4 million shares, respectively	(41,223)	(12,187)
Total equity	2,096,323	1,829,958
Total liabilities and equity	$15,214,098	$12,972,243

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest income:
Loans	$218,703	$174,413	$817,120	$660,792
Investments	2,501	2,792	10,247	8,913
Cash and cash equivalents	1,183	1,444	3,751	4,589
Total interest income	222,387	178,649	831,118	674,294
Interest expense:
Deposits	29,428	27,973	116,386	95,774
Interest expense on short-term borrowings	1,771	—	6,490	—
Interest expense on long-term borrowings	3,340	—	5,738	—
Other interest expense	2	—	5	41
Total interest expense	34,541	27,973	128,619	95,815
Net interest income	187,846	150,676	702,499	578,479
Less: provisions for credit losses	30,382	30,458	90,055	85,529
Net interest income after provisions for credit losses	157,464	120,218	612,444	492,950
Noninterest income:
Gains on sales of loans, net	58,484	396	135,358	121,359
Gains (losses) on derivatives and hedging activities, net	953	825	5,300	(3,996)
Other	12,561	11,095	41,935	39,921
Total noninterest income	71,998	12,316	182,593	157,284
Expenses:
Compensation and benefits	39,896	36,778	158,975	129,709
Other operating expenses	45,349	41,946	190,120	145,172
Total operating expenses	85,245	78,724	349,095	274,881
Acquired intangible asset impairment and amortization expense	370	(855)	1,480	3,290
Restructuring and other reorganization expenses	(913)	10,483	5,398	38,311
Total expenses	84,702	88,352	355,973	316,482
Income before income tax expense	144,760	44,182	439,064	333,752
Income tax expense	54,915	24,465	164,780	139,967
Net income	89,845	19,717	274,284	193,785
Less: net loss attributable to noncontrolling interest	—	—	—	(434)
Net income attributable to SLM Corporation	89,845	19,717	274,284	194,219
Preferred stock dividends	4,989	4,855	19,595	12,933
Net income attributable to SLM Corporation common stock	$84,856	$14,862	$254,689	$181,286
Basic earnings per common share attributable to SLM Corporation	$0.20	$0.04	$0.60	$0.43
Average common shares outstanding	426,137	423,325	425,574	423,970
Diluted earnings per common share attributable to SLM Corporation	$0.20	$0.03	$0.59	$0.42
Average common and common equivalent shares outstanding	431,531	432,108	432,234	432,269

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net income	$89,845	$19,717	$274,284	$193,785
Other comprehensive income (loss):
Unrealized (losses) gains on investments	(1,706)	2,437	(2,205)	6,066
Unrealized gains (losses) on cash flow hedges	14,060	(17,889)	(5,224)	(19,772)
Total unrealized gains (losses)	12,354	(15,452)	(7,429)	(13,706)
Income tax (expense) benefit	(4,898)	5,911	2,763	5,337
Other comprehensive gains (losses), net of tax (expense) benefit	7,456	(9,541)	(4,666)	(8,369)
Comprehensive income	97,301	10,176	269,618	185,416
Less: comprehensive loss attributable to noncontrolling interest	—	—	—	(434)
Total comprehensive income attributable to SLM Corporation	$97,301	$10,176	$269,618	$185,850

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share amounts)	2015	2014	2015	2014

“Core Earnings” adjustments to GAAP:
GAAP net income attributable to SLM Corporation	$89,845	$19,717	$274,284	$194,219
Preferred stock dividends	4,989	4,855	19,595	12,933
GAAP net income attributable to SLM Corporation common stock	$84,856	$14,862	$254,689	$181,286

Adjustments:
Net impact of derivative accounting(1)	(348)	62	(1,849)	1,746
Net tax effect(2)	(124)	24	(711)	659
Total “Core Earnings” adjustments to GAAP	(224)	38	(1,138)	1,087

“Core Earnings” attributable to SLM Corporation common stock	$84,632	$14,900	$253,551	$182,373

GAAP diluted earnings per common share	$0.20	$0.03	$0.59	$0.42
Derivative adjustments, net of tax	—	—	—	—
“Core Earnings” diluted earnings per common share	$0.20	$0.03	$0.59	$0.42
______
(1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, as well as the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

Average Balance Sheets - GAAP
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2015		2014		2015		2014
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$10,578,001	7.84%	$8,062,977	8.07%	$9,819,053	7.93%	$7,563,356	8.16%
FFELP Loans	1,129,965	3.35	1,292,820	3.21	1,179,723	3.26	1,353,497	3.24
Taxable securities	390,110	2.54	407,408	2.72	395,720	2.59	331,479	2.68
Cash and other short-term investments	1,502,267	0.31	2,159,088	0.27	1,423,090	0.26	1,746,839	0.26
Total interest-earning assets	13,600,343	6.49%	11,922,293	5.94%	12,817,586	6.48%	10,995,171	6.13%

Non-interest-earning assets	697,638		614,105		660,621		549,237

Total assets	$14,297,981		$12,536,398		$13,478,207		$11,544,408

Average Liabilities and Equity
Brokered deposits	$6,764,673	1.16%	$6,171,293	1.22%	$6,640,078	1.19%	$5,588,569	1.12%
Retail and other deposits	3,964,095	0.96	3,809,375	0.93	3,862,879	0.95	3,593,817	0.92
Other interest-bearing liabilities	907,342	2.29	17,068	2.72	399,907	3.27	26,794	0.91
Total interest-bearing liabilities	11,636,110	1.18%	9,997,736	1.11%	10,902,864	1.18%	9,209,180	1.04%

Non-interest-bearing liabilities	606,490		718,365		622,983		727,806
Equity	2,055,381		1,820,297		1,952,360		1,607,422
Total liabilities and equity	$14,297,981		$12,536,398		$13,478,207		$11,544,408

Net interest margin		5.48%		5.01%		5.48%		5.26%

Earnings per Common Share

	Quarters Ended December 31,		Years Ended December 31,
(In thousands, except per share data)	2015	2014	2015	2014
Numerator:
Net income attributable to SLM Corporation	$89,845	$19,717	$274,284	$194,219
Preferred stock dividends	4,989	4,855	19,595	12,933
Net income attributable to SLM Corporation common stock	$84,856	$14,862	$254,689	$181,286
Denominator:
Weighted average shares used to compute basic EPS	426,137	423,325	425,574	423,970
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units and Employee Stock Purchase Plan	5,214	8,783	6,660	8,299
Weighted average shares used to compute diluted EPS	431,351	432,108	432,234	432,269

Basic earnings per common share attributable to SLM Corporation:	$0.20	$0.04	$0.60	$0.43

Diluted earnings per common share attributable to SLM Corporation:	$0.20	$0.03	$0.59	$0.42

Allowance for Loan Losses Metrics

	Quarters Ended
	December 31,
	2015			2014
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$4,170	$100,033	$104,203	$5,742	$59,973	$65,715
Total provision	(39)	28,715	28,676	464	29,994	30,458
Net charge-offs:
Charge-offs	(440)	(19,231)	(19,671)	(938)	(10,056)	(10,994)
Recoveries	—	1,291	1,291	—	1,147	1,147
Net charge-offs	(440)	(17,940)	(18,380)	(938)	(8,909)	(9,847)
Loan sales(1)	—	(1,992)	(1,992)	—	(2,484)	(2,484)
Ending Balance	$3,691	$108,816	$112,507	$5,268	$78,574	$83,842
Allowance:
Ending balance: individually evaluated for impairment	$—	$43,480	$43,480	$—	$9,815	$9,815
Ending balance: collectively evaluated for impairment	$3,691	$65,336	$69,027	$5,268	$68,759	$74,027
Loans:
Ending balance: individually evaluated for impairment	$—	$265,831	$265,831	$—	$59,402	$59,402
Ending balance: collectively evaluated for impairment	$1,115,663	$10,330,606	$11,446,269	$1,264,807	$8,251,974	$9,516,781
Net charge-offs as a percentage of average loans in repayment (annualized)(2)	0.21%	1.08%		0.40%	0.72%
Allowance as a percentage of the ending total loan balance	0.33%	1.03%		0.42%	0.95%
Allowance as a percentage of the ending loans in repayment	0.45%	1.57%		0.57%	1.53%
Allowance coverage of net charge-offs (annualized)	2.10	1.52		1.40	2.20
Ending total loans, gross	$1,115,663	$10,596,437		$1,264,807	$8,311,376
Average loans in repayment(2)	$823,940	$6,646,604		$930,336	$4,930,742
Ending loans in repayment(2)	$813,815	$6,927,266		$926,891	$5,149,215
________

(1)	Represents fair value adjustments on loans sold.

(2)	Loans in repayment include loans making interest only and fixed payments as well as loans that have entered full principal and interest repayment status.

	Years Ended
	December 31,
	2015			2014
(Dollars in thousands)	FFELP Loans	Private Education Loans	Total	FFELP Loans	Private Education Loans	Total
Allowance for Loan Losses:
Beginning balance	$5,268	$78,574	$83,842	$6,318	$61,763	$68,081
Total provision	1,005	87,344	88,349	1,946	83,583	85,529
Net charge-offs:
Charge-offs(1)	(2,582)	(55,357)	(57,939)	(2,996)	(14,442)	(17,438)
Recoveries	—	5,820	5,820	—	1,155	1,155
Net charge-offs	(2,582)	(49,537)	(52,119)	(2,996)	(13,287)	(16,283)
Loan sales(2)	—	(7,565)	(7,565)	—	(53,485)	(53,485)
Ending Balance	$3,691	$108,816	$112,507	$5,268	$78,574	$83,842
Allowance:
Ending balance: individually evaluated for impairment	$—	$43,480	$43,480	$—	$9,815	$9,815
Ending balance: collectively evaluated for impairment	$3,691	$65,336	$69,027	$5,268	$68,759	$74,027
Loans:
Ending balance: individually evaluated for impairment	$—	$265,831	$265,831	$—	$59,402	$59,402
Ending balance: collectively evaluated for impairment	$1,115,663	$10,330,606	$11,446,269	$1,264,807	$8,251,974	$9,516,781
Net charge-offs as a percentage of average loans in repayment(3)	0.30%	0.82%		0.31%	0.30%
Allowance as a percentage of the ending total loan balance	0.33%	1.03%		0.42%	0.95%
Allowance as a percentage of the ending loans in repayment	0.45%	1.57%		0.57%	1.53%
Allowance coverage of net charge-offs	1.43	2.20		1.76	5.91
Ending total loans, gross	$1,115,663	$10,596,437		$1,264,807	$8,311,376
Average loans in repayment(3)	$857,359	$6,031,741		$972,390	$4,495,709
Ending loans in repayment(3)	$813,815	$6,927,266		$926,891	$5,149,215

______

(1)
Prior to the spin-off, the company sold all loans greater than 90 days delinquent to an entity that is now a subsidiary of Navient Corporation, prior to being charged-off. Consequently, many of the pre-spin-off, historical credit indicators and period-over-period trends are not comparable and may not be indicative of future performance.

(2)	Represents fair value adjustments on loans sold.

(3)	Loans in repayment include loans making interest only and fixed payments as well as loans that have entered full principal and interest repayment status.

Private Education Loan Key Credit Quality Indicators

	December 31,
	2015		2014
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$9,515,136	90%	$7,465,339	90%
Without cosigner	1,081,301	10	846,037	10
Total	$10,596,437	100%	$8,311,376	100%

FICO at Origination(2):
Less than 670	$700,779	7%	$558,801	7%
670-699	1,554,959	15	1,227,860	15
700-749	3,403,823	32	2,626,238	32
Greater than or equal to 750	4,936,876	46	3,898,477	46
Total	$10,596,437	100%	$8,311,376	100%

Seasoning(3):
1-12 payments	$3,059,901	29%	$2,373,117	29%
13-24 payments	2,096,412	20	1,532,042	18
25-36 payments	1,084,818	10	755,143	9
37-48 payments	513,125	5	411,493	5
More than 48 payments	414,217	4	212,438	3
Not yet in repayment	3,427,964	32	3,027,143	36
Total	$10,596,437	100%	$8,311,376	100%

______

(1)	Balance represents gross Private Education Loans.

(2)	Average FICO at origination was 744 and 748 for the quarters ended December 31, 2015 and 2014, respectively, and 748 and 749 for the years ended December 31, 2015 and 2014, respectively.

(3)	Number of months in active repayment (whether interest only payment, fixed payment or full principal and interest payment status) for which a scheduled payment was due.

Private Education Loan Delinquencies

 The following table provides information regarding the loan status of our Private Education Loans and the aging of our past due Private Education Loans. Loans in repayment include loans making interest only and fixed payments as well as loans that have entered full principal and interest repayment status.

	Private Education Loans
	December 31,
	2015		2014
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$3,427,964		$3,027,143
Loans in forbearance(2)	241,207		135,018
Loans in repayment and percentage of each status:
Loans current	6,773,095	97.8%	5,045,600	98.0%
Loans delinquent 31-60 days(3)	91,129	1.3	63,873	1.2
Loans delinquent 61-90 days(3)	42,048	0.6	29,041	0.6
Loans delinquent greater than 90 days(3)	20,994	0.3	10,701	0.2
Total loans in repayment	6,927,266	100.0%	5,149,215	100.0%
Total loans, gross	10,596,437		8,311,376
Deferred origination costs	27,884		13,845
Total loans	10,624,321		8,325,221
Allowance for losses	(108,816)		(78,574)
Total loans, net	$10,515,505		$8,246,647
Percentage of loans in repayment		65.4%		62.0%
Delinquencies as a percentage of loans in repayment		2.2%		2.0%
Loans in forbearance as a percentage of loans in repayment and forbearance		3.4%		2.6%
_______

(1)
Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).

(2)
Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

 At December 31, 2015 and 2014, 35 percent and 28 percent, respectively, of our portfolio of Private Education Loans had entered full principal and interest repayment status after any applicable grace periods.

Summary of Our Education Loan Portfolio
Ending Education Loan Balances, net

	December 31,
	2015			2014
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Total education loan portfolio:
In-school(1)	$2,823,035	$582	$2,823,617	$2,548,721	$1,185	$2,549,906
Grace, repayment and other(2)	7,773,402	1,115,081	8,888,483	5,762,655	1,263,622	7,026,277
Total, gross	10,596,437	1,115,663	11,712,100	8,311,376	1,264,807	9,576,183
Deferred origination costs and unamortized premium	27,884	3,114	30,998	13,845	3,600	17,445
Allowance for loan losses	(108,816)	(3,691)	(112,507)	(78,574)	(5,268)	(83,842)
Total education loan portfolio	$10,515,505	$1,115,086	$11,630,591	$8,246,647	$1,263,139	$9,509,786

% of total	90%	10%	100%	87%	13%	100%
(1)      Loans for customers still attending school and who are not yet required to make payments on the loan.
(2)     Includes loans in deferment or forbearance.

Average Education Loan Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2015		2014		2015		2014
Private Education Loans	$10,578,001	90%	$8,062,977	86%	$9,819,053	89%	7,563,356	85%
FFELP Loans	1,129,965	10	1,292,820	14	1,179,723	11	1,353,497	15
Total portfolio	$11,707,966	100%	$9,355,797	100%	$10,998,776	100%	8,916,853	100%

Education Loan Activity

	Quarters Ended
	December 31,
	2015			2014
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$10,766,511	$1,142,637	$11,909,148	$7,779,422	$1,315,951	$9,095,373
Acquisitions and originations	579,705	—	579,705	559,043	—	559,043
Capitalized interest and deferred origination cost premium amortization	120,676	9,420	130,096	84,076	9,932	94,008
Sales	(698,795)	—	(698,795)	(7,212)	—	(7,212)
Loan consolidation to third parties	(33,511)	(8,824)	(42,335)	(1,742)	(13,197)	(14,939)
Repayments and other	(219,081)	(28,147)	(247,228)	(166,940)	(49,547)	(216,487)
Ending balance	$10,515,505	$1,115,086	$11,630,591	$8,246,647	$1,263,139	$9,509,786

	Years Ended
	December 31,
	2015			2014
(Dollars in thousands)	Private Education Loans	FFELP Loans	Total Portfolio	Private Education Loans	FFELP Loans	Total Portfolio
Beginning balance	$8,246,647	$1,263,139	$9,509,786	$6,506,642	$1,424,735	$7,931,377
Acquisitions and originations	4,366,651	—	4,366,651	4,087,320	7,470	4,094,790
Capitalized interest and deferred origination cost premium amortization	239,330	39,743	279,073	170,306	46,093	216,399
Sales	(1,412,015)	—	(1,412,015)	(1,873,414)	(7,654)	(1,881,068)
Loan consolidation to third parties	(75,369)	(43,087)	(118,456)	(14,811)	(41,760)	(56,571)
Repayments and other	(849,739)	(144,709)	(994,448)	(629,396)	(165,745)	(795,141)
Ending balance	$10,515,505	$1,115,086	$11,630,591	$8,246,647	$1,263,139	$9,509,786

Private Education Loan Originations
The following table summarizes our Private Education Loan originations.

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2015	%	2014	%	2015	%	2014	%
Smart Option - interest only(1)	$142,231	25%	$138,141	25%	$1,075,260	25%	$998,612	25%
Smart Option - fixed pay(1)	186,354	32	169,048	30	1,350,680	31	1,256,978	31
Smart Option - deferred(1)	245,869	43	247,444	45	1,902,729	44	1,817,011	44
Smart Option - principal and interest	383	—	2,059	—	1,727	—	3,347	—
Total Private Education Loan originations	$574,837	100%	$556,692	100%	$4,330,396	100%	4,075,948	100%

(1)	Interest only, fixed pay and deferred describe the payment option while in school or in grace period.

Deposits
Interest bearing deposits are summarized as follows:

	December 31,
	2015		2014
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$4,886,299	1.19%	$4,527,448	1.15%
Savings	669,254	0.82%	703,687	0.81%
Certificates of deposit	5,931,453	0.98%	5,308,818	1.00%
Deposits - interest bearing	$11,487,006		$10,539,953
_____
(1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

			Well Capitalized Regulatory Requirements
(Dollars in thousands)	Amount	Ratio	Amount		Ratio
As of December 31, 2015:
Tier I Capital (to Average Assets)	$1,734,314	12.3%	$704,978	>	5.0%
Tier I Capital (to Risk-Weighted Assets)	$1,734,314	14.4%	$962,016	>	8.0%
Total Capital (to Risk-Weighted Assets)	$1,846,821	15.4%	$1,202,520	>	10.0%
Common Equity Tier I Capital (to Risk-Weighted Assets)	1,734,314	14.4%	781,638	>	6.5%

As of December 31, 2014:
Tier I Capital (to Average Assets)	$1,413,988	11.5%	$614,709	>	5.0%
Tier I Capital (to Risk-Weighted Assets)	$1,413,988	15.0%	$565,148	>	6.0%
Total Capital (to Risk-Weighted Assets)	$1,497,830	15.9%	$941,913	>	10.0%